Exhibit 5.1




                              Opinion Re: Legality

                                February 7, 2000



rfaye@lillick.com                                                   415.984.8365



North Bay Bancorp
1500 Soscol Avenue
Napa, California 94559

Ladies and Gentlemen:

With reference to the Registration Statement on Pre-Effective Amendment No. 1 to Form SB-2 filed by North Bay Bancorp ("North Bay") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 200,000 shares of North Bay Common Stock, no par value, (the "Shares") to be issued in connection with the public sale of the Shares by North Bay:

We are of the opinion that the Shares have been duly authorized and, when issued in accordance with the Prospectus contained in the Registration Statement, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Amendment to the Registration Statement, and any amendments thereto, and the use of our name under the caption "Legal Matters" in the Registration Statement, and any amendments thererto, and in the Prospectus included therein.

                                                   Very truly yours,


                                                   /s/ Lillick & Charles LLP

                                                   LILLICK & CHARLES LLP